UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023

MADRIGAL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33277	04-3508648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Tower Bridge 200 Barr Harbor Drive, Suite 200 West Conshohocken, Pennsylvania	19428
(Address of principal executive offices)	(Zip Code)

(267) 824-2827

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MDGL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements Of Certain Officers

Departure of Directors

On June 15, 2023, Keith R. Gollust and David Milligan, Ph.D., each Class III directors on the Board of Directors (the “Board”) of Madrigal Pharmaceuticals, Inc. (the “Company”), resigned from the Board, effective immediately. The resignations of Mr. Gollust and Dr. Milligan are not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Directors; Chairman; Affiliations and Transactions

On June 15, 2023, Julian Baker and Raymond Cheong were appointed to the Board as Class III directors, effective immediately. Messrs. Baker and Cheong will serve terms lasting until the Company’s Annual Meeting of Stockholders to be held in 2025, and until their respective successors have been elected and qualified.

The Board determined that it was appropriate for the Company to institute changes to its Board governance structure and implement a separation of the Chairman and Chief Executive Officer functions effective June 15, 2023. Julian Baker was appointed to serve as the independent Chairman of the Board of Directors. Paul A. Friedman, M.D., will continue his service as the Company’s Chief Executive Officer and as a Class I director on the Board until the Company’s Annual Meeting of Stockholders to be held in 2026, and until his successor has been elected and qualified.

Messrs. Baker and Cheong will participate in the compensation arrangements applicable to the Company’s non-employee directors and Board committee members. Historical director compensation arrangements are described under “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 1, 2023 (the “Proxy Statement”).

Messrs. Baker and Cheong are affiliated with Baker Bros. Advisors LP and its related funds (collectively, “Baker Bros.”), which are significant beneficial owners of the Company’s capital stock, as disclosed in our Proxy Statement. Mr. Baker is the managing member of the general partner of Baker Bros. Advisors LP., and Mr. Cheong is a Managing Partner at Baker Brothers Investments. The information related to Baker Bros. in the Proxy Statement sections entitled “Security Ownership of Certain Beneficial Owners and Management” (regarding beneficial ownership of the Company’s capital stock) and under “Certain Relationships and Related Party Transactions” (regarding acquisitions by Baker Bros. of Company capital stock and agreements with the Company in December of 2022) are incorporated herein by reference. Mr. Baker and Mr. Cheong do not have any other direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the appointment of Messrs. Baker and Cheong, Baker Bros. waived rights under that certain Securities Purchase Agreement, dated June 20, 2017, as amended by Amendments No. 1 and 2 (the “SPA”), to nominate a director to the Board or appoint a Board observer subject the SPA, while Mr. Baker or Mr. Cheong are on the Board, respectively.

In connection with the foregoing changes, the Company updated Board Diversity data on its website, pursuant to Nasdaq Listing Rule 5606(a), which may be found at https://ir.madrigalpharma.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADRIGAL PHARMACEUTICALS, INC.

	By:	/s/ Brian J. Lynch
	Name:	Brian J. Lynch
	Title:	Senior Vice President and General Counsel

Date: June 16, 2023